Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
February 2, 2010	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Note: The company will host a conference call to discuss the earnings release on February 2, 2010, at 10:00 a.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, passcode 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 1500178, passcode 121693. There will be an audio replay available shortly after the call through February 9, 2010. To access the audio replay, please call (800) 731-6041 for domestic callers and (402) 220-0347 for international callers, passcode 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter 2009 diluted earnings per share of $0.21 on revenues of $217.5 million. These results compare to diluted earnings per share of $0.23 on $269.6 million in revenues for the fourth quarter of 2008. Excluding the $6.95 million legal settlement in principle announced on January 28, 2010, our diluted earnings per share for the quarter would have been $0.28 on revenues of $217.5 million.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2009 and 2008, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended December 31,
	2009	2008	% Change
Operating revenues	$217,489	$269,643	-19.3%
Operating income	19,827	25,520	-22.3%
Net income	13,492	14,326	-5.8%
Diluted earnings per share	0.21	0.23	-8.7%
Diluted shares (weighted average common and common equivalent shares outstanding)	64,100	63,584	0.8%

For the three months ended December 31, 2009, the company generated free cash flow (defined below) of $19.1 million, down from $20.8 million in the prior year’s fourth quarter.

For the year, the company’s revenues decreased 20.6% to $860.1 million and operating income decreased 29.7% to $82.4 million. Diluted earnings per share for the year were $0.75 compared to $0.98 for 2008. Excluding the $6.95 million legal settlement in principle announced on January 28, 2010, our diluted earnings per share for the year would have been $0.81 on revenues of $860.1 million.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Year Ended December 31,
	2009	2008	% Change
Operating revenues	$860,143	$1,082,821	-20.6%
Operating income	82,430	117,317	-29.7%
Net income	47,715	62,741	-24.0%
Diluted earnings per share	0.75	0.98	-23.5%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,885	64,104	-0.3%

Commenting on the 2009 performance, Chairman, President and Chief Executive Officer Larry Franklin said, “2009 was a challenging year for both the U.S. and global economies. As our clients changed their marketing plans, we adjusted and evolved our offerings to meet our client needs. Although economic uncertainty remains we did see some slight revenue improvement in both Shoppers and Direct Marketing toward the end of the quarter. Excluding the previously announced legal settlement in principle, our fourth quarter operating income would have slightly increased over last year. The distinctive value both of our businesses provide our customers will continue to create opportunities for us.”

Discussing the performance of individual business segments, Executive Vice President and Chief Financial Officer, Doug Shepard said, “Direct Marketing fourth quarter revenues and operating income declined 19.0% and 5.1%, respectively. Operating income margins were 18.3% versus 15.6% in the fourth quarter of 2008. Direct Marketing continued to manage its expenses and limit the decline in operating income to $1.5 million on a $35.9 million revenue decrease.

All vertical markets experienced revenue declines in the fourth quarter. Our select markets vertical revenue declined in the low teens and financial services declined in the mid-teens. Retail, high tech and the pharma/healthcare verticals each declined in the low 20% range.

Shoppers experienced a fourth quarter revenue decrease of 20.2% and an operating loss of $5.4 million including the legal settlement in principle. Based on circulation distributed for the same time period in the fourth quarter of 2009 and 2008 and adjusting for an extra week in the fourth quarter of 2008, Shoppers revenue for that circulation declined 12.5% in the fourth quarter. This is Shoppers best performance since the second quarter of 2007. Excluding the previously announced legal settlement in principle of $6.95 million, Shoppers would have had operating income of $1.6 million.”

Concluding, Franklin said, “I am proud of the way our people have continued to lead us through the most difficult operating environment in decades, if not the most difficult in our history. They have worked tirelessly to deliver results for our customers while carefully managing our expenses by changing the way we do business, which allowed us to have excellent profit performance in 2009. While we believe 2010 will continue to be challenging we also believe our very talented people and our financial strength will allow us to continue developing new capabilities that deliver more results for all our clients. We are well positioned for an improved economic environment.”

Selected Highlights:

•

Jeannine Falcone was promoted to Harte-Hanks, Inc. Corporate Vice President with responsibility for leading The Agency Inside Harte-Hanks, a full service, multichannel relationship marketing agency specializing in direct and digital communications. Jeannine has been with Harte-Hanks for over 16 years and has served as Managing Director for the agency since 2007. Throughout her tenure with the company, she has worked in key roles in Account Services and served clients in multiple industries. Prior to joining Harte-Hanks she was with DiMark, Inc., a provider of marketing and database services based in Langhorne, Pennsylvania which was acquired by Harte-Hanks in April 1996. The Agency Inside Harte-Hanks provides multichannel customer relationship management services, including a full-range of digital offerings.

•

Jeannette Kocsis, Senior Vice President of Digital Marketing at The Agency Inside Harte-Hanks, was recently named to the Mobile Marketers’ Women to Watch 2010 list. She oversees our digital strategy and media programs. Jeannette and her team create digital acquisition, conversion and retention programs, as part of multichannel and stand-alone programs. She is also a contributing author to Social Media Marketing for Dummies. Harte-Hanks provides comprehensive mobile and social marketing services as part of our complete multichannel capabilities.

•

A national pharmaceutical company selling specialty formulated nutritional products has engaged Harte-Hanks to create a digital marketing plan and redesign their online store. Services will include digital strategy, analytics, creative and search engine optimization.

•	A global provider of transportation, e-commerce and business services signed a multi-year agreement for us to expand inbound call volume to support their general customer care inquires.

•	A luxury auto manufacturer has renewed its agreement with us to provide a marketing portal allowing dealers to create and execute their own multi-channel marketing campaigns.

•

A major financial institution has signed a multi-year contract for us to expand their mortgage business through a direct mail program to their existing customers and a reverse mortgage product aimed at new customers.

About Harte-Hanks:

Harte-Hanks® is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 950 separate editions with approximately 11.5 million circulation each week in California and Florida. Harte-Hanks Shoppers brings buyers and sellers together at a local level, helping businesses and individuals get results from targeted, local advertisements, both through Shoppers’ printed publications and online through the PennySaverUSA.com™ and TheFlyer.com™ websites. Visit the Harte-Hanks Web site at http://www.harte-hanks.com.

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For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of the economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of the economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation, including the actual outcome of our proposed settlement with Shoppers’ employee Frank Gattuso and former employee Ernest Sigala, individually and on behalf of a certified class, to settle and resolve a previously disclosed class action lawsuit filed in 2001, or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share data	2009	2008	2009	2008

Operating revenues	$217,489	$269,643	$860,143	$1,082,821
Operating expenses:
Labor	89,500	112,875	366,077	448,769
Production and distribution	78,528	103,155	312,230	398,701
Advertising, selling, general and administrative	16,005	18,603	62,479	81,655
Shopper legal settlement	6,950	—	6,950	—
Depreciation and amortization	6,679	9,490	29,977	36,379

	197,662	244,123	777,713	965,504

Operating income	19,827	25,520	82,430	117,317

Other expenses (income):
Interest expense	703	3,413	8,150	14,201
Interest income	(37)	(62)	(182)	(378)
Other, net	361	(76)	2,520	1,925

	1,027	3,275	10,488	15,748

Income before income taxes	18,800	22,245	71,942	101,569
Income tax expense	5,308	7,919	24,227	38,828

Net income	$13,492	$14,326	$47,715	$62,741

Basic earnings per common share	$0.21	$0.23	$0.75	$0.98

Weighted-average common shares outstanding	63,574	63,376	63,556	63,933

Diluted earnings per common share	$0.21	$0.23	$0.75	$0.98

Weighted-average common and common equivalent shares outstanding	64,100	63,584	63,885	64,104

Harte-Hanks, Inc.
Balance Sheet Data (Unaudited)
	December 31,	December 31,
In thousands	2009	2008
Cash and cash equivalents	$86,598	$30,161
Total debt	$239,688	$270,625

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Twelve months ended
	December 31,			December 31,
In thousands	2009	2008	% Change	2009	2008	% Change

OPERATING REVENUES:
Direct Marketing	$153,010	$188,860	-19.0%	$585,988	$732,740	-20.0%
Shoppers	64,479	80,783	-20.2%	274,155	350,081	-21.7%

Total operating revenues	$217,489	$269,643	-19.3%	$860,143	$1,082,821	-20.6%

OPERATING INCOME:
Direct Marketing	$27,932	$29,422	-5.1%	$95,812	$103,121	-7.1%
Shoppers	(5,370)	(975)	-450.8%	(1,354)	25,884	-105.2%
General corporate expense	(2,735)	(2,927)	6.6%	(12,028)	(11,688)	-2.9%

Total operating income	$19,827	$25,520	-22.3%	$82,430	$117,317	-29.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,881	$6,769	-27.9%	$21,205	$27,253	-22.2%
Shoppers	1,793	2,713	-33.9%	8,747	9,103	-3.9%
General corporate expense	5	8	-37.5%	25	23	8.7%

Total depreciation and amortization	$6,679	$9,490	-29.6%	$29,977	$36,379	-17.6%

Reconciliation of Net Income to Free Cash Flow
	Three months ended			Twelve months ended
	December 31,			December 31,
In thousands	2009	2008		2009	2008
Net Income	$13,492	$14,326		$47,715	$62,741
Add: After-tax stock-based compensation (Note 1)	587	836		2,578	3,599
Add: depreciation and amortization	6,679	9,490		29,977	36,379
Less: capital expenditures	1,609	3,807		9,011	19,948

Free cash flow	$19,149	$20,845		$71,259	$82,771

Note 1:   Pre-tax compensation expense was $817 and $1,298 for the three months ended December 31, 2009 and 2008, respectively. Pre-tax compensation expense was $3,890 and $5,287 for the twelve months ended December 31, 2009 and 2008, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended			Twelve months ended
	December 31,			December 31,
In thousands	2009	2008		2009	2008
Net Income	$13,492	$14,326		$47,715	$62,741
Add: Depreciation and amortization	6,679	9,490		29,977	36,379
Interest expense, net and non-operating, net	1,027	3,275		10,488	15,748
Income tax expense	5,308	7,919		24,227	38,828

EBITDA	$26,506	$35,010		$112,407	$153,696

EBITDA by Segment:
Direct Marketing	$32,813	$36,191		$117,017	$130,374
Shoppers	(3,577)	1,738		7,393	34,987
Corporate	(2,730)	(2,919)		(12,003)	(11,665)

	$26,506	$35,010		$112,407	$153,696

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets – Percent of Direct Marketing Revenue

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

Retail	28%	28%	26%	25%
Financial and Insurance Services	13%	13%	13%	16%
Technology	28%	29%	29%	28%
Healthcare and Pharmaceuticals	11%	11%	11%	11%
Other Select Markets	20%	19%	21%	20%

	100%	100%	100%	100%